Exhibit 99.1

PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	950 Third Avenue, 5th Floor		Chief Financial Officer
	New York, NY 10022		646-429-1818
ddoft@mdc-partners.com

 MDC PARTNERS INC. REPORTS RECORD RESULTS FOR THE
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010

Increasing Quarterly Dividend by 7.7% to $0.14 per Share

FOURTH QUARTER HIGHLIGHTS:
•	Revenue increased to $213.4 million versus $149.5 million in Q4 2009, an increase of 42.7%
•	Organic revenue increased 14.1% for Q4 2010, an over 600 basis point acceleration from Q3 2010
•	EBITDA increased to $37.7 million versus $20.8 million in Q4 2009, an increase of 81.5%
•	Free Cash Flow before working capital increased to $20.1 million versus $7.1 million in Q4 2009, an increase of 184.9%
•	Total Free Cash Flow including working capital increased to $30.4 million versus $16.4 million in Q4 2009, an increase of 85.7%
•	Technology and digital services revenue increased to 50% from 45% in Q3 2010
FULL YEAR 2010 HIGHLIGHTS:
•	Revenue increased to $697.8 million versus $545.1 million in 2009, an increase of 28.0%
•	Organic revenue increased 7.1% for 2010
•	EBITDA increased to $86.2 million versus $71.6 million in 2009, an increase of 20.5%
•	Free Cash Flow before working capital decreased to $33.2 million vs. $42.1 million due to investments in growth opportunities
•	Total Free Cash Flow including working capital of $73.8 million increased 30.8% from $56.4 million in 2009
BUSINESS GROWTH HIGHLIGHTS:
•	Net new business wins of $29.1 million for Q4 2010 brings the year to date total to $77.6 million
•	Invested approximately $25 million in talent and other growth initiatives

NEW YORK, NY (March 7, 2011) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and twelve months ended December 31, 2010.

“2010 was a busy and very successful year for MDC Partners,” said Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners.  “We are leading the transformation of the media and marketing industry, offering clients a unique mix of technological expertise, data analytics, strategic consulting, and creative marketing in a way that drives consumer behavior and results in the highest return on marketing investment.  During the year we invested significantly in talent and other growth initiatives and made strategic acquisitions all aimed at enhancing our market leadership.  Our work is paying off as we generated approximately $74 million in cash in 2010 and have positioned the business for an even more impressive 2011.”

Guidance for 2011 is as follows:

Implied
	2011	Year over Year
	Guidance	Change
Revenue	$850 - $870 million	+21.8% to +24.7%
EBITDA	$108 - $112 million	+25.3% to +29.9%
Free Cash Flow	$43 - $46 million	+29.9% to +39.0%
+ Change in Working Capital and Other	+$5 million
Total Free Cash Flow	$48 - $51 million	-35.0% to -30.9%

Consolidated revenue for the fourth quarter of 2010 was $213.4 million, an increase of 42.7% compared to $149.5 million in the fourth quarter of 2009.  EBITDA (as defined) for the fourth quarter of 2010 was $37.7 million compared to $20.8 million in the fourth quarter of 2009.  Net income attributable to MDC Partners in the fourth quarter was $11.5 million compared to a loss of $18.5 million in the fourth quarter of 2009.  Diluted earnings per share from continuing operations attributable to MDC Partners common shareholders for the fourth quarter of 2010 was $0.37 compared with a loss of ($0.65) per share in the same period of 2009.  Free cash flow from operations (as defined) was $20.1 million in the fourth quarter of 2010, compared with $7.1 million in the fourth quarter of 2009.

For the twelve months ended December 31, 2010 consolidated revenue was $697.8 million, an increase of 28.0% compared to $545.1 million in the same period of 2009.  EBITDA (as defined) for the first twelve months of 2010 was $86.2 million, an increase of 20.5% compared to $71.6 million in 2009.  Net income (loss) attributable to MDC Partners for the full year 2010 was a loss of $15.4 million compared to a loss of $18.3 million in 2009.  Diluted earnings (loss) per share from continuing operations attributable to MDC Partners common shareholders for the twelve months ended December 31, 2010 was a loss of ($0.46) compared with a loss of ($0.61) per share in the same period of 2009. Total free cash flow (including changes in working capital) increased 30.8% to $73.8 million for the full year 2010 from $56.4 million in the same period last year.

“The hard and excellent work that we see every day from both our partner companies as well as from our corporate team members resulted in a strong financial performance in the fourth quarter and for the entirety of 2010,” said David Doft, Chief Financial Officer.  “We are growing nicely both in terms of organic revenue, which accelerated throughout the year, as well as through acquisitions, where we are already seeing strong returns.  In addition, the 227% growth in new business is proof that our business model is unique and working.  We expect to deliver even better financial results in 2011 in terms of organic growth, margin expansion and free cash flow generation.”

MDC Partners Announces $0.14 per Share Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.14 per share on all of its outstanding Class A shares and Class B shares, representing a 7.7% increase from the $0.13 per share paid last quarter.  The dividend will be payable on or about April 8, 2011 to shareholders of record at the close of business on March 17, 2011.

Mr. Nadal continued.  “The payment of cash dividends remains an important part of our ongoing strategy to maximize shareholder value.  As free cash flow continues to increase over time, we expect dividend payments to continue to increase as well while still having ample capital available to finance our growth initiatives.”

Conference Call

Management will host a conference call on Monday, March 7, 2011 at 8:30 a.m. (EST) to discuss results.  The conference call will be accessible by dialing 1-647-427-7450 or toll free 1-888-231-8191.  An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Monday, March 21, by dialing 1-416-849-0833 or toll free 1-800-642-1687 (passcode 39400454) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is a Business Transformation Organization that utilizes technology, marketing communications, data analytics and insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, and the Carribean.

MDC’s durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures."  Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and twelve months ended December 31, 2010 and 2009; and (2) presenting Total Free Cash Flow, Free Cash Flow and Free Cash Flow per Share (as defined) for the three and twelve months ended December 31, 2010 and 2009.  Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Revenue	$213,423	$149,534	$697,825	$545,141

Operating Expenses:
Cost of services sold	141,835	94,379	477,491	353,011
Office and general expenses	38,467	44,098	156,924	136,622
Depreciation and amortization	11,285	11,749	34,481	34,412
	191,587	150,226	668,896	524,045

Operating profit (loss)	21,836	(692)	28,929	21,096

Other Income (Expenses):
Other income (expense)	873	932	450	(2,047)
Interest expense and finance charges	(9,147)	(10,812)	(33,487)	(22,098)
Interest income	50	56	205	354

Income (loss) from continuing operations before income taxes and equity in affiliates	13,612	(10,516)	(3,903)	(2,695)

Income tax expense (recovery)	(1,270)	5,163	(165)	8,536

Income (loss) from continuing operations before equity in affiliates	14,882	(15,679)	(3,738)	(11,231)
Equity in earnings (loss) of non-consolidated affiliates	2,505	(266)	866	(8)

Income (loss) from continuing operations	17,387	(15,945)	(2,872)	(11,239)
Loss from discontinued operations, net of taxes	(347)	(683)	(2,494)	(1,519)
Net income (loss)	17,040	(16,628)	(5,366)	(12,758)
Net income attributable to the noncontrolling interests	(5,571)	(1,840)	(10,074)	(5,566)
Net income (loss) attributable to MDC Partners Inc.	$11,469	$(18,468)	$(15,440)	$(18,324)

Income (Loss) Per Common Share:
Basic:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$0.41	$(0.65)	$(0.46)	$(0.61)
Discontinued operations	$(0.01)	$(0.02)	$(0.09)	$(0.06)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.40	$(0.67)	$(0.55)	$(0.67)

Income (Loss) Per Common Share:
Diluted:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$0.37	$(0.65)	$(0.46)	$(0.61)
Discontinued operations	$(0.01)	$(0.02)	$(0.09)	$(0.06)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.36	$(0.67)	$(0.55)	$(0.67)

Weighted Average Number of Common Shares:
Basic	28,707,220	27,553,402	28,161,144	27,396,463
Diluted	31,898,887	27,553,402	28,161,144	27,396,463

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$130,219	$83,204	-	$213,423

Operating income (loss) as reported	$15,570	$10,802	$(4,536)	$21,836
margin	12.0%	13.0%		10.2%

Add:
Depreciation and amortization	6,129	5,059	97	11,285
Stock-based compensation	2,075	744	384	3,203
Acquisition deal costs	703	657	(90)	1,270
Deferred acquisition consideration adjustments to P&L	427	(4,180)	-	(3,753)
Profit distributions from affiliates	-	-	3,908	3,908

EBITDA *	24,904	13,082	(237)	37,749
margin	19.1%	15.7%		17.7%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2009

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$105,862	$43,672	-	$149,534

Operating income (loss) as reported	$3,673	$1,098	$(5,462)	$(691)
margin	3.5%	2.5%		-0.5%

Add:
Depreciation and amortization	9,328	2,282	139	11,749
Stock-based compensation	7,233	202	1,836	9,271
Acquisition deal costs	416	-	-	416
Deferred acquisition consideration adjustments to P&L	-	-	-	-
Profit distributions from affiliates	-	-	59	59

EBITDA*	20,650	3,582	(3,428)	20,804
margin	19.5%	8.2%		13.9%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Twleve Months Ended December 31, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$438,941	$258,884	-	$697,825

Operating income (loss) as reported	$40,993	$10,595	$(22,659)	$28,929
margin	9.3%	4.1%		4.1%

Add:
Depreciation and amortization	17,917	16,196	368	34,481
Stock-based compensation	7,282	1,992	7,233	16,507
Acquisition deal costs	1,442	1,498	-	2,940
Deferred acquisition consideration adjustments to P&L	1,362	(2,140)	-	(778)
Profit distributions from affiliates	-	-	4,157	4,157

EBITDA *	68,996	28,141	(10,901)	86,236
margin	15.7%	10.9%		12.4%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2009

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$370,615	$174,526	-	$545,141

Operating income (loss) as reported	$36,750	$2,865	$(18,519)	$21,096
margin	9.9%	1.6%		3.9%

Add:
Depreciation and amortization	25,518	8,466	428	34,412
Stock-based compensation	8,742	868	5,834	15,444
Acquisition deal costs	416	-	-	416
Deferred acquisition consideration adjustments to P&L	-	-	-	-
Profit distributions from affiliates	-	-	198	198

EBITDA*	71,426	12,199	(12,059)	71,566
margin	19.3%	7.0%		13.1%

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
EBITDA	$37,749	$20,804	86,236	$71,566
Net Income Attibutable to Noncontrolling Interests	(5,571)	(1,840)	(10,074)	(5,566)
Capital Expenditures	(4,331)	(2,924)	(12,500)	(6,209)
Cash Taxes	(353)	103	(1,128)	(384)
Cash Interest, net & Other	(7,391)	(9,086)	(29,376)	(17,290)
Free Cash Flow *	$20,103	$7,057	$33,158	$42,117

Changes in Working Capital	10,323	9,330	40,660	14,317
Total Free Cash Flow	$30,426	$16,387	$73,818	$56,434

Diluted Common Shares Outstanding	31,898,887	27,553,402	28,161,144	27,396,463

Total Free Cash Flow per Share	$0.95	$0.59	$2.62	$2.06

* Free Cash Flow and Total Free Cash Flow are non-GAAP measures.  As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains and excludes capitalized costs related to the October 2009 refinancing. Total Free Cash Flow represents Free Cash Flow plus changes in working capital plus other changes in cash.

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	December 31,	December 31,
	2010	2009

Assets
Current Assets:
Cash and cash equivalents	$10,949	$51,926
Accounts receivable, net	195,306	118,211
Expenditures billable to clients	30,414	24,003
Other current assets	13,455	8,105
Total Current Assets	$250,124	202,245

Fixed assets, net	41,053	35,375
Investment in affiliates	-	1,547
Goodwill	514,488	301,632
Other intangible assets, net	67,133	34,715
Deferred tax assets	21,603	12,542
Other assets	19,947	16,463
Total Assets	$914,348	$604,519

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$131,074	$77,450
Accrued and other liabilities	64,050	66,967
Advance billings	124,993	65,879
Current portion of long term debt	1,667	1,456
Current portion of deferred acquisition consideration	30,887	30,645
Total Current Liabilities	352,671	242,397

Revolving credit facility	-	-
Long-term debt	284,549	216,490
Long-term portion of deferred acquisition consideration	77,104	-
Other liabilities	10,956	8,707
Deferred tax liabilities	19,642	9,051
Total Liabilities	744,922	476,645

Redeemable Noncontrolling Interests	77,560	33,728

Shareholders' Equity:
Common shares	226,753	218,533
Additional paid in capital	-	9,174
Charges in excess of capital	(16,809)	-
Accumulated deficit	(146,600)	(131,160)
Stock subscription receivable	(135)	(341)
Accumulated other comprehensive loss	(4,148)	(5,880)
MDC Partners Inc. Shareholders' Equity	59,061	90,326
Noncontrolling Interests	32,805	3,820
Total Equity	91,866	94,146

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$914,348	$604,519

SCHEDULE 6

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Twelve Months Ended December 31,
	2010	2009

Cash flows provided by continuing operating activities	$39,822	$69,287
Discontinued operations	(2,525)	(1,600)
Net cash provided by operating activities	37,297	67,687

Net cash used in continuing investing activities	(129,543)	(66,196)
Discontinued operations	(710)	(3)
Net cash used in investing activities	(130,253)	(66,199)

Net cash provided by (used in) continuing financing activities	52,401	12,253

Effect of exchange rate changes on cash and cash equivalents	(422)	(3,146)

Net increase (decrease) in cash and cash equivalents	$(40,977)	$10,595